                                                                   EXHIBIT 10.14

                      SELEX COLOR MINI-ENGINE SUPPLEMENT

         SUPPLEMENT (this "Supplement") made effective as of January 2, 1995 to the Selex Mini-Engine OEM Agreement dated as of May 26, 1994, as amended by Amendment No. 1 made effective as of January 2, 1995 (the "Agreement") between SELEX SYSTEMS U.S.A. INC., a California corporation ("SSUI") and CALCOMP INC., a California corporation ("Buyer").

         SSUI and Buyer desire to supplement the Agreement to set forth the terms and conditions pursuant to which Buyer shall purchase from SSUI units of a newly developed component for incorporation into Buyer's color ink jet plotters. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. For purposes hereof, the term "Color Equipment" means (i) certain items comprising a mini-engine which are listed and described in Annex A hereto (collectively, the "Color Component"), including (A) a certain engine controller (the "Color Engine Controller") developed by Buyer pursuant to a Development Agreement dated as of October 31, 1993 between Buyer and Copyer and (B) a certain head driver (the "Head Driver"), (ii) the spare parts for the Color Component as listed in Annex B hereto, and (iii) a print head and BJ color ink tanks, in each case with such engineering changes as may be incorporated therein under the provisions of paragraph 4 of the Agreement. The term "Color Equipment" does not include any other items unless both parties agree in writing pursuant to a separate negotiation.

     2. SSUI agrees to sell units of the Color Equipment to Buyer, and Buyer agrees to purchase the same. It is Buyer's non-binding forecast that during the one (1) year period ending December 31, 1995, Buyer will purchase from SSUI approximately 9,000 units of the Color Component. Buyer agrees to purchase the Color Equipment only from SSUI. Except as otherwise expressly provided in this Supplement, the terms and provisions of the Agreement shall apply to the purchase and sale of Color Equipment hereunder, and references in the Agreement to the "Equipment," the "Component," the "Engine Controller" and "spare parts" shall be deemed for purposes hereof to include, respectively, the Color Equipment, the Color Component, the Color Engine Controller and spare parts for the Color Component.

     3. Buyer may place purchase orders hereunder for the Color Equipment during the Color Equipment Ordering Period. For purposes hereof, the "Color Equipment Ordering Period" shall mean the period commencing on the date hereof and ending on the first March 31 to occur after either party hereto gives notice to the other party that the ordering period hereunder shall terminate; provided,
                                                                       --------
that such
notice is given at least sixty (60) days prior to the relevant March 31. Notwithstanding the foregoing, in no event shall the Color Equipment Ordering Period extend beyond the date on which the Agreement is terminated.

     4. The prices set forth in Annex C hereto shall be applicable to Buyer's purchase orders for the Color Component which are placed during the one year period ending December 31, 1995. SSUI may from time to time change the prices for the Color Component ordered thereafter on ninety (90) days prior notice to Buyer.

     5. SSUI's current list and prices of spare parts for the Color Component, and prices for the print head and the BJ color ink tanks, are set forth in Annex D hereto and are applicable to Buyer's purchase orders for such items which are placed during the one-year period ending December 31, 1995. SSUI shall have the right to change the prices for any of these items ordered thereafter on ninety
(90) days prior written notice. Spare parts for the Color Component, the Print Head and the BJ ink tanks may be ordered for five (5) years after expiration of the Color Equipment Ordering Period.

     6. Notwithstanding paragraph 3.B of the Agreement, SSUI shall deliver certain electronics of the Color Component (consisting of the Head Driver and the Color Engine Controller) to Buyer F.O.B. SSUI's designated New Hampshire area warehouse (which may be a Lockheed Commercial Electronics Co. warehouse), whereupon all risk of loss shall pass to Buyer. Notwithstanding paragraph 3.A(i) of the Agreement, the price of that portion of the Color Component which is delivered to Buyer in New Hampshire, as well as the prices of the Head Driver and Color Engine Controller when ordered by the Buyer as spare parts, shall not be subject to change to reflect exchange rate fluctuations.

     7. For purposes of paragraph 9 of the Agreement, the term "Engine Controller" as used therein shall be deemed to include not only the Color Engine Controller but shall also include the Head Driver.

     IN WITNESS WHEREOF, the parties have signed this Amendment by their duly authorized representatives this 9th day of October, 1995.


SELEX SYSTEMS U.S.A., INC.                     CALCOMP INC.



    /s/ A. Nakazato                                /s/ G.R. Long
By:________________________                    By:__________________________
   Name:   A. Nakazato                            Name:   G.R. Long
   Title:  President                              Title:  President

                                   ANNEX A

                  List of Color Equipment and Specifications

Copyer Item #     Cal Comp Item #           Item Name                  Min. Order Quantity
-------------     ---------------           ---------                  -------------------

   ---            23106-0013/23107-0012     Sake Mini Engine            1 set (40 pcs.)
597-1011-500      22802-0012                Black 14cc Ink Tank         120 pcs.
597-0911-500      22802-0020                Cyan Ink Tank               120 pcs.
597-0921-500      22802-0038                Magnda Ink Tank             120 pcs.
597-0931-500      22802-0046                Yellow Ink Tank             120 pcs.
597-0601-500      22623-0092                Print Head                   48 pcs.


                                    ANNEX B

                        Spare Parts for Color Component


Copyer Item #   CalComp Item #    Item Name                  Min. Order Quantity
-------------   --------------    ---------                  -------------------

600-1349-090    22623-0035        Service Station            40 pcs.
600-1359-090    22623-0076        Carriage Unit              40 pcs.
600-1389-090    22623-0050        Drain Sheet                40 pcs.
600-1399-090    22623-0050        Sub Drain Sheet            80 pcs.
600-1369-090    23125-0010        Head Driver                40 pcs.
600-1379-090    22719-0015        Color Engine Controller    40 pcs.

                                                                   EXHIBIT 10.15

                                AMENDMENT NO. 1
                                    TO THE
                      SELEX COLOR MINI-ENGINE SUPPLEMENT

     AMENDMENT NO. 1 (this "Amendment") to the Supplement made effective as of October , 1995 (the "Supplement") to the Selex Mini-Engine OEM Agreement dated as of May 26, 1994, as amended by Amendment No. 1 made effective as of January 2, 1995 (the "Agreement") between SELEX SYSTEMS USA, INC. a California Corporation ("SSUI") and CALCOMP INC., a California corporation ("BUYER").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Supplement and Agreement as follows:

     1. Each capitalized term in this Amendment not otherwise defined herein is used herein as defined in the Supplement.

     2. Annex A of the Supplement is amended to include the following additional items of Color Equipment.

                     CalComp                                   Minimum
Copyer Item #        Item #           Item Name                Order Quantity
-------------        -------          ---------                --------------
597-1521-500         23947-0016       25cc Black Ink Tank      60 Pieces
597-1531-500         23947-0024       25cc Cyan Ink Tank       60 Pieces
597-1541-500         23947-0032       25cc Magenta Ink Tank    60 Pieces
597-1551-500         23947-0040       25cc Yellow Ink Tank     60 Pieces

     3. Annex D of the Supplement is amended to include the following prices for the additional items of Color Equipment (and the following revised price for the Print Head):

                   CalComp
Copyer Item #      Item #         Item Name                Pricing
-------------      -------        ---------                -------
597-1521-500       23947-0016     25cc Black Ink Tank      $496.80 (60 Pieces)
597-1531-500       23947-0024     25cc Cyan Ink Tank       $496.80 (60 Pieces)
597-1541-500       23947-0032     25cc Magenta Ink Tank    $496.80 (60 Pieces)
597-1551-500       23947-0040     25cc Yellow Ink Tank     $496.80 (60 Pieces)
595-0601-500       22623-0092     Print Head               $4,215.84 (48 Pieces)

     5. In all other respects the Supplement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have signed this Amendment to the
Supplement by their duly authorized representatives this   day of October, 1995.

SELEX SYSTEMS USA, INC.                    CALCOMP INC.


By:  /s/ A. Nakazato                       By:  /s/ G. R. Long
     -----------------------                    -------------------------
     Name:   A. Nakazato                        Name:   G.R. Long
     Title:  President                          Title:  President

                                AMENDMENT NO. 1


          AMENDMENT NO. 1 (this "Amendment") made effective as of January 2, 1995 to the Selex Mini-Engine OEM Agreement dated as of May 26, 1994 (the "Agreement") between SELEX SYSTEMS U.S.A. INC., a California corporation ("SSUI") and CALCOMP INC., a California corporation ("Buyer").

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

     1. Each capitalized term in this Amendment not otherwise defined herein is used herein as defined in the Agreement.

     2.   Notwithstanding the provisions of paragraph 3 of the Agreement:

          (a) The prices set forth in Schedule 1 hereto shall be applicable to Buyer's purchase orders for the Component which are placed at any time on or after the date hereof through December 31, 1995, subject to adjustment based on changes in the Exchange Rate as provided in paragraph 3.A(i) of the Agreement. SSUI may from time to time change the prices for such Equipment items ordered thereafter during the term of this Agreement on ninety (90) days notice to Buyer.

          (b) The Base Exchange Rate for purposes of all purchase orders for Equipment placed by Buyer from and after the date hereof, shall be 100 Yen/Dollar.

     3.   Paragraph 3.A(ii) of the Agreement is deleted in its entirety.

     4. Notwithstanding the provisions of paragraph 6.A of the Agreement, the prices set forth in Schedule 2 hereto shall be applicable to Buyer's purchase orders for spare parts, the carriage retaining shaft, retaining pin and BJ ink cartridge which are placed at any time on or after the date hereof through December 31, 1995, subject to adjustment based on changes in the Exchange Rate as provided in paragraph 3.A(i) of the Agreement. SSUI may from time to time change the prices for such items ordered thereafter during the term of this Agreement on ninety (90) days prior notice to Buyer.

     5. Paragraph 3.B of the Agreement is deleted in its entirety and replaced with the following:

          B. SSUI shall deliver all Equipment to Buyer F.O.B. carrier, Tokyo, whereupon all risk of loss pass to Buyer. Prices are inclusive of usual factory tests and inspection, standard commercial export packing for ocean shipment, but exclusive of all transportation, insurance or other charges from the point of delivery, and any packing other than SSUI's standard commercial export packing, all of which shall be for Buyer's account.
     Buyer shall be responsible for the importation of the Equipment into the United States, including compliance with all U.S. import control laws and regulations and payment of all applicable customs duty charges.

     6. Paragraph 3.C and 3.D of the Agreement are amended to provide that each Order shall specify delivery during the 3rd month (rather than during the 4th month) from the date the Order is placed (for example, an Order placed during the first ten (10) days of January shall be delivered during April).

     7. Paragraph 3.E of the Agreement is amended to change the schedule of cancellation charges to read as follows:

          Days Prior to then Schedule
          Delivery Date that Written                  Percentage of
          Notice is Received by SSUI                  Purchase Price
          --------------------------                  --------------
                  0-14                                     20%
                  15-30                                    15%
                  31-90                                    10%
                  91-120                                    3%
                  121+                                      0%

     8. Paragraph 3.H of the Agreement is deleted in its entirety and replaced with the following:

          H. In order to preserve each party's claims against its insurance carrier, Buyer shall give notice with respect to any obvious damage which appears to be attributable to conditions in transit no later than thirty (30) days after delivery of the shipment to Buyer (fifty (50) days if the delivery point is an ocean vessel), and each party shall cooperate with the other in connection with the inspection and insurance report which is customarily made following such notice of insurable damage. Buyer shall be liable for obvious damage to Equipment where the claim has been disallowed by the relevant insurance carrier due to untimely notice by Buyer as required hereunder.

     9. The second sentence of Paragraph 7.A of the Agreement is amended to give Buyer the right to conduct its own inspection test of the Equipment within thirty (30) days after the date of delivery, if the delivery point is an aircraft, or within fifty (50) days after the date of delivery, if the delivery point is an ocean vessel.

     10. In all other respects the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have signed this Amendment by their duly authorized representatives this 9th day of October, 1995.

SELEX SYSTEMS U.S.A., INC.                  CALCOMP INC.



    /s/ A. Nakazato                           /s/ G.R. Long
By:_________________________               By:_________________________
   Name:   A. Nakazato                        Name:   G.R. Long
    Title:  President                          Title:  President

                                      -3-